SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TANDY LEATHER FACTORY, INC.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANDY LEATHER FACTORY, INC.
1900 Southeast Loop 820
Fort Worth, Texas  76140

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m. local time on Tuesday, May 12, 2009
Place	Corporate Offices Tandy Leather Factory, Inc. 1900 Southeast Loop 820 Fort Worth, Texas 76140
Items of Business	(1) To elect seven directors to the Board of Directors for a one-year term (2) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a shareholder of our common stock at the close of business on April 1, 2009.
Voting
Your vote is very important.  Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.  You may submit your proxy or voting instructions for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.  For specific instructions on how to vote your shares, please refer to the section titled "Questions and Answers" in this proxy statement and the instructions on the proxy or voting instruction card.

Availability of Proxy Materials	A copy of this proxy statement and our 2008 annual report to stockholders are available at www.tlfproxy.com.

Please advise our transfer agent, Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401, of any change in your address.

By Order of the Board of Directors,

                        /s/ William M. Warren
William M. Warren
General Counsel and Secretary

This notice of annual meeting, proxy statement and proxy card are being distributed on or about April 10, 2009.

To our Stockholders:

On behalf of the board of directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. on Tuesday, May 12, 2009 in Fort Worth, Texas.

At the meeting, in addition to the formal items of business to be brought before the meeting, members of management will report on our operations and respond to stockholder questions.

Your vote is very important.  We encourage you to read this proxy statement and vote your shares as soon as possible regardless of whether or not you plan to attend the annual meeting.  A return envelope for your proxy card is enclosed for your convenience.  Voting now by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your continued support of Tandy Leather Factory.  We look forward to seeing you at the meeting on May 12.

Sincerely,
/s/ Wray Thompson
Wray Thompson
Chairman of the Board of Directors

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

Because you are a stockholder of Tandy Leather Factory, Inc. as of the record date and entitled to vote at the 2009 Annual Meeting of Stockholders, our board of directors is soliciting your proxy to vote at the meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.  This Proxy Statement and form of proxy were first mailed to stockholders on or about April 10, 2009.

What am I voting on?

You are voting on one item:

•	Election of seven directors for a term of one year.

What are the voting recommendations of the board of directors?

•	The board recommends a vote FOR each of the director nominees.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting.  If any other matter is properly brought before the meeting, your signed proxy card gives authority to William Warren, our Secretary, and Robin Morgan, our Vice-President of Administration,  who together comprise Proxy Committee, to vote on such matters at their discretion.

Who is entitled to vote?

Stockholders of record as of the close of business on April 1, 2009 (the record date) are entitled to vote at the Annual Meeting.  Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Transfer Corporation, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you bring with you a legal proxy from the stockholder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How do I vote?

If you are a stockholder of record, there are three ways to vote:
•	By Internet at www.proxyvote.com;
•	By completing and mailing your proxy card; or
•	By written ballot at the meeting.

If you vote by Internet, your vote must be received by 11:59 PM Eastern Time on May 11th, the business day before the meeting.  Your shares will be voted as you indicate.  If you return your proxy card, but you do not indicate your voting preferences, the Proxy Committee will vote your shares affirmatively.

If your shares are held in a brokerage account in your broker’s name (this is called street name), you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions via the Internet to your broker or nominee.  If you provide specific voting instructions by mail or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the meeting.  If you hold your shares in street name, you must request a legal proxy from your broker to vote at the meeting.

Is my vote confidential?

Yes.  It is our policy that all proxies, ballots, and vote tabulations that identify the vote of a stockholder will be kept confidential from us and our directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against us or to assert a claim by us, and when written comments by a stockholder appear on a proxy card or other voting material.

Who counts the votes?

We will appoint two persons as inspectors of election for the meeting who will count the votes cast.

What is the quorum requirement of the meeting?

A majority of the outstanding shares determined on April 1, 2009, represented in person or by proxy at the meeting constitutes a quorum for voting on items at the Annual Meeting.  If you vote, your shares will be part of the quorum.  Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast.  On April 1, 2009, there were 10,689,555 shares outstanding.

What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting.  In general, the broker or nominee would have the discretion to vote these shares.  Should there be any “broker non-votes,” they will be counted as shares that are present in determining the presence or absence of a quorum.  At present, we are not aware of anything that will come before the meeting involving matters where NYSE Amex (formerly, the American Stock Exchange) rules bar brokers and nominees from voting if the beneficial owner fails to execute and return a proxy.

What vote is required to approve the proposal?

Each nominee must receive an affirmative vote of the majority of the shares present at the meeting (either in person or by proxy) and entitled to vote.

What does it mean if I get more than one proxy card?

It means your shares are in more than one account.  You should vote the shares on all of your proxy cards.

How can I consolidate multiple accounts registered in variations of the same name?

If you have multiple accounts, we encourage you to consolidate your accounts by having all your shares registered in exactly the same name and address.  You may do this by contacting our transfer agent, Computershare Trust Corporation, by phone (303/262-0703) or by mail to 350 Indiana Street, Suite 800, Golden, Colorado 80401.

What if I want to change my vote?

You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy.  Proxies may be revoked by:

•	Filing a written notice of revocation, bearing a date later than the proxy date, with our secretary at or before the meeting;
•	Properly executing a later proxy relating to the same shares; or
•	Attending the meeting and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to:  Secretary, Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, Texas 76140-1003.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the meeting and publish final results in our quarterly report on SEC Form 10-Q for the second quarter of 2009.

How can I receive a copy of the annual report?

We provide a free copy of our Annual Report on Form 10-K that includes the financial statements and schedules, but does not include the exhibits.  If you would also like the report’s exhibits, we will provide copies of the exhibits.  We may charge a reasonable fee for providing these exhibits.

In order to receive this report, you must request a report in writing and mail the request to Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, Texas 76140-1003, Attention: Shannon L. Greene, Chief Financial Officer.  In addition, information concerning obtaining our complete Form 10-K with exhibits and other securities filings from the Securities and Exchange Commission and our website is contained in Item 1 of the enclosed Form 10-K.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the following as of March 20, 2009:
•	Beneficial owners of more than 5 percent of the outstanding shares of our stock, other than our officers and directors;
•	Beneficial ownership by our current directors and the named executive officers set forth in the Summary Compensation table on page 11; and
•	Beneficial ownership by all our current directors and executive officers as a group.

The percentage of beneficial ownership is calculated on the basis of 10,689,555 shares of our common stock outstanding as of March 20, 2009.
The information provided in the table is based on our records, information filed with the Securities and Exchange Commission and information provide to us, except where otherwise noted.

Security Ownership of Certain Beneficial Owners

Name and Address Non-Officer and Director Holders of More than 5%	Shares beneficially owned (1)	Percent of Class
Bares Capital Management, Inc. 221 W 6th Street, Suite 1225, Austin, TX 78701 (2)	1,525,509	14.08%
Wellington Management Company, LLP (3) 75 State Street, Boston, MA 02109	1,400,300	12.93%
Nery Capital Partners, L.P. (4) 959 Merrimon Avenue, Suite 6 – Box 9, Asheville, NC 28804	1,060,000	9.79%

Directors and Executive Officers
Wray Thompson(5)	221,496	2.05%
Ron & Robin Morgan(6)	1,798,932	16.61%
Shannon L. Greene(7)	172,193	1.64%
Jon Thompson(8)	217,417	2.01%
Mark Angus(9)	31,024	*
T. Field Lange(10)	7,000	*
Joseph R. Mannes(11)	28,000	*
L. Edward Martin III(12)	1,000	*

All Current Directors and Executive Officers as a Group (9 persons)	3,542,057	32.71%

*  Represents beneficial ownership of less than 1% of our outstanding common shares.

(1)
The amounts reflected in this column include common shares owned directly or indirectly in which there is sole voting and/or vote investment power, except as otherwise noted.  To our knowledge, none of these shares have been pledged. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.  In accordance with SEC rules, the amounts reflected in this column also include options to acquire the underlying common shares within 60 days following March 20, 2009.

(2)	We have received a copy of a report on Schedule 13G, with a signature dated January 12, 2009 disclosing 1,525,509 shares with shared voting power and 1,525,509 shares with shared dispositive power.
(3)	We have received a copy of a report on Schedule 13G, with a signature dated Februay 17, 2009 disclosing 510,900 shares with shared voting power and 1,400,300 shares with shared dispositive power.
(4)	Michael A. Nery, one of our directors, is the owner of an investment advisory firm that directs the investments of Nery Capital Partners, L.P., which is the record holder of the shares indicated.
(5)	Wray Thompson, Chairman of the Board, holds 221,496 shares directly.
(6)
Ron Morgan, a director and our Chief Executive Officer, and Robin Morgan, our Vice President of Administration and Assistant Secretary, are married.  Shares beneficially owned by Mr. and Mrs. Morgan are held as community property.  They hold 1,798,932 shares directly.

(7)	Shannon L. Greene, a director and Chief Financial Officer and Treasurer, holds 77,193 shares directly and 100,000 shares in options that will vest within 60 days of March 20, 2009.
(8)	Jon Thompson, President, holds 197,413 shares directly and 20,000 shares in options that will vest within 60 days of March 20, 2009.
(9)	Mark Angus, Senior Vice President, holds 31,024 shares directly.
(10)	T. Field Lange, a director, holds 1,000 shares directly and 6,000 shares in options that will vest within 60 days of March 20, 2009.
(11)	Joseph R. Mannes, a director, holds 14,000 shares directly and 14,000 shares in options that will vest within 60 days of March 20, 2009.
(12)	L. Edward Martin, a director, holds 1,000 shares directly.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees.

All directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.  Currently there are seven directors.  It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all seven nominees listed below for election as our directors unless authority to so vote is withheld.  All nominees have indicated their willingness to serve for the ensuing term.  If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute.

Wray Thompson, 77, has served as our Chairman of the Board since June 1993.  He also served as Chief Executive Officer from June 1993 to December 2006 and as President from June 1993 to January 2001.  Mr. Thompson was one of our co-founders.

Shannon L. Greene, 43, has served as our Chief Financial Officer and Treasurer since May 2000 and as a director since January 2001.  From September 1997 to May 2000, Ms. Greene served as our controller and assistant controller.  Ms. Greene, a certified public accountant, is a member of our 401(k) Plan Committee.  Her professional affiliations include the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the Fort Worth Association of Financial Professionals, and Financial Executives International.  She also serves on the Board of Directors of the U.S. Chamber of Commerce and is a member of the U.S. Chamber’s Corporate Leadership Advisory Council.

T. Field Lange, 41, has served as a director of ours since May 2003.  Mr. Lange, a certified public accountant, is the president of Lange & Associates, P.C., a public accounting firm he established in 1996 in Fort Worth, Texas.  His professional affiliations include the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Joseph R. Mannes, 50, has served as a director of ours since May 1998.  From 2002 to the present, Mr. Mannes serves as Chief Operating Officer of SAMCO Capital Markets, a Dallas, Texas broker-dealer.  He also serves as chairman of HiTech Creations, Inc., a Grapevine, Texas computer game company, and is on the Selection Committtee of the Halter USX China Index.  Mr. Mannes holds a Chartered Financial Analyst designation.

  L. Edward Martin III, 42, has served as a director of ours since January 2007.  Currently, Mr. Martin is employed by Buis & Co., a private merchant banking firm. From 2007 to 2008, he was a private investor.  From 2000 to 2007, he served as the Executive Vice President and Chief Operating Officer of The Dunlap Company, a private company operating a chain of 40 department stores in 8 states.  He joined The Dunlap Company in 1998 as Senior Vice President and General Counsel.  Mr. Martin is a member of the State Bar of Texas.  He also serves as a Board and Executive Committee Member of the Boys and Girls Clubs of Greater Fort Worth.

Michael A. Nery, 36, has served as a director of ours since December 2003.  Since September 1999, his investment advisory firm has directed the investments of Nery Capital Partners, L.P., an investment fund based in Ashville, NC.  Mr. Nery also serves on the board of InFocus Corporation, a manufacturer and distributor of digital projection equipment.

Jon Thompson, 47, has served as President and Chief Operating Officer since June 2008, following the resignation of Ron Morgan.  He served as Senior Vice President from June 1993 to June 2008.  Mr. Thompson is the son of Wray Thompson, Chairman of the Board.

The information relating to the occupations and security holdings of our directors is based upon information received from them.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Meeting Attendance

During fiscal 2008, the board of directors held four meetings.  All current directors who served during 2008 attended 75% or more of the aggregate of the total number of meetings of the board of directors and of committees of the board of which he or she was a member.  Although we do not have a formal policy regarding director attendance at our Annual Meeting, all directors are expected to attend the meeting and in 2008, all directors were in attendance.

Director Independence

The board of directors has considered the listing requirements of the NYSE Amex for "independence" of directors, and it has determined that T. Field Lange, Joseph R. Mannes, L. Edward Martin III and Michael A. Nery, our non-employee directors, are independent.  Our independent directors hold executive sessions at least once a year.

Director Compensation

Non-employee directors receive $1,500 for each board meeting attended in person and $500 for each board meeting attended via telephone.  The audit committee receives $1,000 for each committee meeting attended, with the exception of the committee chairman who receives $1,500 for each committee meeting attended.  The compensation and nominating committees receive $500 for each committee meeting attended, with the exception of committee chairmen who received $750 for each committee meeting attended.  We entered into a consulting agreement with Wray Thompson effective January 1, 2009, pursuant to which we pay Mr. Thompson $25,000 per year for serving as our Chairman of the Board.  Our 2007 Director Non-Qualified Stock Option Plan was approved by stockholders at our 2007 annual meeting.  However, no options have been granted as the S-8 has not been filed with the Securities and Exchange Commission yet.

2008 DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2008.  Our directors who are also employees (and Wray Thompson, who serves us as a consultant) receive no additional compensation for serving as directors.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Joseph R. Mannes	$8,500	$8,500
T. Field Lange	7,250	7,250
Michael A. Nery	7,000	7,000
L. Edward Martin III	7,000	7,000

Our stockholders approved our 2007 Director Non-Qualified Stock Option Plan at the 2007 annual meeting.  We plan to issue options to acquire 3,000 shares of our common stock to each of our independent directors each year beginning in 2009.  We have not issued any options to our independent directors as we have not yet registered the shares reserved for issuance under the plan with the Securities and Exchange Commission.

COMMITTEES OF THE BOARD

As of the date of this proxy statement, our board has four committees:  (1) Audit, (2) Compensation, (3) Nominating, and (4) 2007 Director Non-Qualified Stock Option Plan Committee.  The membership during the last fiscal year and the function of each committee are described below.

Name of Director	Audit	Compensation	Nominating	2007 Director Non-Qualified Stock Option Plan
Non-Employee Directors:
T. Field Lange	X	C	C
Joseph R. Mannes	C	X	X
L. Edward Martin, III	X	X	X
Michael A. Nery	X	X	X
Employee Directors:
Shannon L. Greene				X
Ron Morgan				X
Wray Thompson (1)				C

Number of Meetings in Fiscal 2008	4	1	0	0
_________________
X = Committee member; C = Committee Chairman

(1)  We treat Wray Thompson as an employee director for the purposes of his compensation as a director although he resigned as our CEO and as an employee effective December 31, 2006.  He continues to serve as our Chairman of the Board under a consulting arrangement pursuant to which we pay Mr. Thompson $25,000 per year.

Nominating Committee

We have a nominating committee consisting of four directors, all of whom are "independent" under the NYSE Amex rules.  The committee did not meet during 2008.

The board of directors has adopted a written charter for the Nominating Committee, which is available on our website at www.tandyleatherfactory.com.   This charter provides that the Nominating Committee is responsible for identifying individuals qualified to become directors consistent with criteria established by the board of directors.  Although the board of directors has not yet established these criteria, the charter also provides that the Nominating Committee shall take into account such additional factors as it deems appropriate in evaluating candidates.  These factors may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the board.  In addition, the charter states that the committee will consider stockholder recommendations of director nominees, as well as nominations by our senior officers.  The committee plans to evaluate all director nominees in a like manner without regard as to who recommended the nomination.  Traditionally, we have not engaged third parties to identify or evaluate potential directors or to assist in that process.  In addition, the Nominating Committee makes a review and evaluation at least annually of the board of directors and the committee's own performance.  Further, the committee recommends persons to serve on the committee as members, as well as the possible removal of any incumbent committee members.

Stockholders may nominate director nominees for consideration by writing to our corporate secretary at 1900 Southeast Loop 820, Fort Worth, Texas  76140.  Any such nomination must include:

•
As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	The nominating stockholder’s name and address, as they appear on our books, and the class and number of our shares beneficially owned by him.

In order to be considered by the Nominating Committee with respect to nominees for the 2010 Annual Meeting of Stockholders, prospective nominee recommendations must be received by the corporate secretary no later than 30 days and no earlier than 60 days before such meeting.

Audit Committee

The Audit Committee’s basic role is to assist the board in fulfilling its fiduciary responsibility pertaining to our accounting policies and reporting practices.  Among other duties, the Audit Committee is to be the board's principal agent in assuring the independence of our outside auditor, the integrity of management, and the adequacy of disclosures to stockholders.  The board has determined that all members of the Audit Committee are "independent" under the applicable rules of the American Stock Exchange and that Joseph R. Mannes, chairman of the Audit Committee in 2007 and 2008, and T. Field Lange, committee member, both qualify as an "audit committee financial expert" as defined by the SEC.  The board of directors has adopted a written charter for the Audit Committee, which is available on our website at www.tandyleatherfactory.com.  The committee met four times during 2008.   The Report of the Audit Committee for the fiscal year ended December 31, 2008 appears below.

Our Audit Committee selected Weaver & Tidwell, LLP to serve as our independent public accountant for the years ended December 31, 2008.  A representative of Weaver & Tidwell is expected to attend our annual meeting.  The representative will have the opportunity to make a statement at the meeting and respond to appropriate questions from you, our stockholders.  Our Audit Committee has not named the independent public accounting firm that will serve as outside auditor for 2009.

Audit Fees

Weaver & Tidwell performed the audits of our 2007 and 2008 financial statements, as well as the reviews of our Forms 10-Q for the same periods.  The amounts shown below are the aggregate amounts paid to Weaver & Tidwell during 2007 and 2008 for services in the categories indicated.

Types of Fees	2007	2008
Audit fees	$75,000	$80,500
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$75,000	$80,500

In accordance with the charter of our Audit Committee as in effect at the relevant times and the rules of the SEC, the Audit Committee approved all of the fees indicated above before the services were provided.

Report of the Audit Committee

As members of the Audit Committee, we oversee the company's financial reporting process on behalf of our board of directors.  Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

During 2008, we analyzed the service provided by and associated costs of our external auditing firm.  As a result, we recommended and the board approved the appointment of Weaver & Tidwell, LLP as independent auditors for the year ended December 31, 2008.  Our auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2008 with our management and has discussed with Weaver & Tidwell, LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.”  In addition, Weaver & Tidwell, LLP has provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standards No. 1, “Independence Discussions with Audit Committees,” and the audit committee has discussed with Weaver & Tidwell, LLP their independence from Tandy Leather Factory, Inc. and our management.

Based on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

AUDIT COMMITTEE:
JOSEPH R MANNES, Chairman
T. FIELD LANGE
MICHAEL A. NERY
L. EDWARD MARTIN, III

*****************************

COMPENSATION DISCUSSION AND ANALYSIS

The primary focus of our executive compensation programs is to improve our performance year over year and over a longer-term period.  The compensation programs were designed to provide the tools ncessary to hire executives with the skills needed to manage the company to meet these goals and to retain them over the long-term.  In developing the programs, a key consideration was to have plans that were easy to understand and administer while being competitive with companies of similar size and philosophy.  Over the past several years, management and the Compensation Committee have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business goals.  Our philosophy has been to reward team performance, measured by our overall results.  Each executive officer’s compensation is linked to their individual contribution toward increases in the size of our operations, our income, and increases in stockholder value.

Compensation Committee

The Compensation Committee is responsible for recommending to the board of directors the compensation program of the executive officers.  The committee submits all issues concerning executive compensation to the full board of directors for approval.  It may not delegate this authority.  This committee does not review or approve stock option grants.

Compensation for our executive officers consists of the following components:

•	Base salary;
•	Annual incentive bonus;
•	Long-term incentives in the form of stock option grants; and
•	Retirement and other benefits.

Each of these elements of pay is described below.

Base salary

Base salaries are intended to reward our executive officers based upon their roles within the company and for their performance in those roles.  Base salaries are established when an executive officer is hired, based on prior experience and compared to salaries for comparable positions in other companies.  Base salaries are generally increased annually assuming our financial performance is satisfactory.

Bonuses

Historically, we award discretionary bonuses to our executive officers as well as certain other employees.  We determine these bonuses on a subjective basis, considering prior bonus amounts awarded, business prospects for the upcoming year, and the improvement in our net income for the year in question.  The Compensation Committee determines the bonuses awarded to the executive officers, while the executive officers determine bonuses awarded to non-officer employees.

Stock options

Our employee stock option plan expired in September 2005.  Prior to the plan’s expiration, stock options were used to promote an ongoing focus on improvements in our total return to stockholders, by ensuring that, over time, a portion of each executive officer’s total wealth opportunities are dependent upon this return.  Ms. Greene, Jon Thompson, and Mark Angus were the only executive officer eligible for stock option grants as our stock option plan specifically prohibited grants of stock options to Mr. Thompson, Mr. Morgan and Ms. Morgan.  With the recent change in accounting for stock options (SFAS 123R), we do not intend to set up a new stock option plan for employees.

Retirement and other benefits

Our benefits program includes retirement plans and group insurance plans.  The objective of the program is to provide executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) that could interrupt the executive officer’s employment and/or income received as an active employee.  Our retirement plans are designed to provide a competitive level of retirement income to our executive officers and to reward them for continued service with the company.  The retirement program for executive officers consists of a tax-qualified 401(k) Plan that covers all full-time employees.  The group insurance program consists of life and health insurance benefits plans that cover all full-time employees.

Certain executive officers have roles in the compensation process as follows:

Our CEO generally makes recommendations to the Compensation Committee regarding salary increases and annual bonus awards for other executive officers during the regular merit process.  Other executive officers, at the request of the committee, provide data about past practices, awards, costs and participation in various plans, as well as information about the Company’s annual and longer-term goals  When requested by the Committee, selected executive officers may also participate in discussions with the Committee regarding plan design and structure and provide a perspective to the Committee on how these recommendations may affect recruitment, retention and motivation of our employees.

Compensation Committee Interlocks and Insider Participation

None of the Committee members was an officer or former officer of ours nor was any committee member a party to any material transaction or relationship with us during the past year.  In addition, none of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on our Compensation Committee or our board of directors.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board that the CD&A be included in Tandy Leather Factory’s Form 10-K and Proxy Statement.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

COMPENSATION COMMITTEE:
T. FIELD LANGE, Chairman
JOSEPH R. MANNES
MICHAEL A. NERY
L. EDWARD MARTIN, III

*****************************

COMPENSATION TABLES AND OTHER INFORMATION

The following table includes information concerning annual and other compensation paid to our Chief Executive Officer, Chief Financial Officer and our four most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer for the years ended December 31, 2008, 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($) (1)	Total ($)
Wray Thompson, Chairman of the Board (3)	2008 2007 2006	$50,000 $100,000 $170,000	- - -	- - -	- - $6,242	$50,000 $100,000 $176,242
Mark Angus, Senior Vice President	2008 2007 2006	$100,000 $100,000 $95,000	$30,000 $30,000 $50,000	- - $9,635	$2,561 $2,668 $5,872	$132,561 $132,668 $160,507
Shannon L. Greene, Chief Financial Officer & Treasurer	2008 2007 2006	$120,000 $120,000 $120,000	$40,000 - $60,000	$11,650 $11,650 $21,285	$2,469 $2,645 $7,230	$174,119 $134,295 $208,515
Ron Morgan, Chief Executive Officer	2008 2007 2006	$170,000 $170,000 $165,000	$40,000 - -	- - -	$3,335 $2,668 $8,992	$213,335 $172,668 $173,992
Robin Morgan, Vice President-Admin & Assistant Secretary	2008 2007 2006	$85,000 $85,000 $85,000	$15,000 - $15,000	- - -	$1,667 $4,000 $4,395	$101,667 $89,000 $104,395
Jon Thompson, President and Chief Operating Officer	2008 2007 2006	$110,000 $110,000 $110,000	$30,000 $30,000 $50,000	- - $9,635	$2,758 $2,668 $6,557	$142,758 $142,668 $176,192

(1)	The amounts in this column represent the 401(k) plan company matching contribution and the company contribution to the Employees Stock Ownership Plan for the named individuals.
(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) of awards pursuant to the 1995 Stock Option Plan.  Assumptions used in the calculation of this amount for fiscal year ended December 31, 2008 are included in footnote 1 to our audited financial statements for the fiscal year ended December 31, 2008, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.

(3)
Mr. Thompson serves as our Chairman of the Board.  In January 2008, we entered into a one year consulting agreement with Mr. Thompson for his service and agreed to pay him $50,000.  For 2009, we have entered into a one year consulting agreement with Mr. Thompson pursuant to which we agreed to pay Mr. Thompson $25,000 for his continued service as our Chairman of the Board.

We made no grants of plan-based awards to any of our named executive officers during the year ended December 31, 2008.

The following table provides information about outstanding equity awards at December 31, 2008 for each of the named executive officers:

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Wray Thompson, Chairman of the Board	n/a	n/a	n/a	n/a
Mark Angus, Senior Vice President	-	-	n/a	n/a
Shannon L. Greene, Chief Financial Officer & Treasurer	40,000 60,000 25,000	- - -	$0.9375 $1.35 $4.24	09/13/2010 05/24/2011 09/16/2013
Ron Morgan, Chief Executive Officer	n/a	n/a	n/a	n/a
Robin Morgan, Vice President-Admin & Asst Secretary	n/a	n/a	n/a	n/a
Jon Thompson, President and Chief Operating Officer	20,000	-	$1.35	05/24/2011

The following table summarizes previously granted vested options exercised and previously granted options vested during the year ended December 31, 2008 for each of the named Executive Officers:

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)
Wray Thompson, Chairman of the Board	n/a	n/a
Mark Angus, Senior Vice President	n/a	n/a
Shannon L. Greene, Chief Financial Officer & Treasurer	n/a	n/a
Ron Morgan, Chief Executive Officer	n/a	n/a
Robin Morgan, Vice President-Admin & Asst Secretary	n/a	n/a
Jon Thompson, President and Chief Operating Officer	10,000	$16,600

(1)	Represents the difference between the closing price of the common stock on the NYSE Amex on the exercise date and the option exercise price multiplied by the number of shares exercised.

RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Since the beginning of our last fiscal year, there have been no transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person, as defined under the Securities Act of 1933, as amended, had or will have a direct or indirect material interest. Such related persons include our directors and executive officers, nominees for director and their immediate family members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownerships and changes in ownership of our securities with the Securities and Exchange Commission.  Based solely on a review of the copies of such reports furnished to us with respect to fiscal 2008 and written representations from our directors and executive officers, we believe that, during fiscal 2008, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.  Our disclosure on this topic is based solely on review of the information provided to us by persons subject to these requirements.

EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans (including individual compensation arrangements) that authorize the issuance of shares of our common stock.  The information is aggregated in two categories:  plans previously approved by our stockholders and plans not approved by our stockholders.  The table includes information for officers, directors, employees and non-employees.  All information is as of December 31, 2008.

Plan Category	Column (a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Column (b) Weighted-average exercise price of outstanding options, warrants and rights	Column (c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in Column (a)
Equity compensation plans approved by stockholders	224,700	$2.16	100,000
Equity compensation plans not approved by stockholders (1)	7,500	5.00	-
TOTAL	232,200	$2.25	100,000

(1)  Warrants to acquire up to 50,000 shares of common stock at $5.00 per share were issued in conjunction with a consulting agreement to an unrelated entity in February 2004.  The warrants may be exercised at anytime until expiration on February 24, 2009.   42,500 of the 50,000 shares underlying such warrants have been previously exercised. The remaining 7,500 warrants remained unexercised upon expiration and were therefore forfeited.

OTHER MATTERS

Solicitation of Proxies

We will pay for the cost of soliciting proxies.  Our directors, officers and employees may solicit proxies.  They will not be paid for soliciting the proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation.  Proxies may be solicited in person, by mail, by telephone, by telegram or other means of communication.  We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.

Stockholder Proposals for 2010

If you wish to present a proposal for consideration at an annual meeting, you must send written notice of the proposal to our corporate secretary not less than ten days before such annual meeting.  We have not received notice of any stockholder proposals to be presented at this year’s meeting.

If you would like your proposal to be included in next year’s proxy statement, you must submit it to our corporate secretary by no later than December 15, 2009.  We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include pursuant to the rules of the Securities and Exchange Commission.  You may write to our corporate secretary at 1900 Southeast Loop 820, Fort Worth, Texas 76140 to present a proposal for consideration.

If a stockholder raises a matter at the meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.  According to our by-laws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the meeting, whether in person or by proxy.

Stockholder Communications with Board

Stockholders who wish to communicate with the Chairman or with the independent directors as a group may do so by writing to the corporate secretary at Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140.  The corporate secretary will forward your communication to the independent directors or Chairman as requested by the stockholder.  All appropriate communications addressed to directors will be reviewed by the corporate secretary.  Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the board.  The corporate secretary has the option, but not the obligation, to forward these other communications to appropriate channels within the company.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed those stockholders.  This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies.  We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive d a separate Proxy Statement, or if you are receiving multiples copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request addressed to Investor Relations Department, Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140, by calling Investor Relations at 817-872-3200, or by sending an e-mail to Investor Relations at sgreene@tandyleather.com.  We will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement to a registered stockholder at a shared address to which a single copy of the document was delivered.

General Information

A COPY OF FORM 10-K AS FILED WITH THE SEC WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO SHANNON L. GREENE, CFO, TANDY LEATHER FACTORY, INC., 1900 SOUTHEAST LOOP 820, FORT WORTH, TEXAS 76140.

Management knows of no other business which may be properly brought before the Annual Meeting of Stockholders.  However if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 1 OF THIS PROXY STATEMENT.

PROXY CARD
TANDY LEATHER FACTORY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON MAY 12, 2009

The undersigned hereby appoint(s) Robin L. Morgan and William M. Warren, and each of them, proxies or proxy of the undersigned with full power of substitution and revocation, to act and vote all of the undersigned's shares of Tandy Leather Factory, Inc. common stock, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. at Fort Worth, Texas on May 12, 2009, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting.  If no directions are given, this proxy will be voted “FOR” Item 1.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMMENDATIONS,
JUST SIGN ON THE REVERSE SIDE  - NO BOXES NEED TO BE CHECKED.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1. Election of seven directors.

NOMINEES:	Shannon L. Greene	T. Field Lange
	Joseph R. Mannes	L. Edward Martin III
	Michael A. Nery	Jon Thompson
Wray Thompson

[   ] FOR ALL NOMINEES                                                                [  ]  WITHHELD FROM ALL NOMINEES

________________________________________________________________________________________________
For all nominees except those written on line above

Mark here for
address change [ ]
and note at left

Please sign exactly as your name appears on this Proxy. Date and promptly return this Proxy in the enclosed envelope.

Signature: _____________________________________	Signature: _____________________________________

Date: ________________________________, 2009	Date: ________________________________, 2009